CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of 360(degree) Communications Company on Form S-3 (File No. ) of our report dated March 21, 1996, on our audits of the financial statements of the New York SMSA Limited Partnership (the "Partnership") as of and for the years ended December 31, 1995 and 1994, and of our report March 10, 1995, except for Note 7 as to which the date is November 22, 1995, on our audits of the financial statements of the Partnership as of and for the years ended December 31, 1994 and 1993, which reports are included in the 360(degree) Communications Company Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A dated April 15, 1996. The financial statements referred to above are not included separately in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".







                            COOPERS & LYBRAND L.L.P.



New York, New York
February 6, 1997

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